UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

Premier Air Charter Holdings Inc.

(Exact name of registrant as specified in its charter)

Altair International Corp.

(Former Name or Former Address if Changed, Since Last Report)

Nevada	000-56312	99-0385465
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Registrant’s telephone number, including area code 858-239-0788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 30, 2025, Premier Air Charter Holdings Inc. (f/k/a Altair International Corp.) (the “Company”) received approval from the Financial Industry Regulatory Authority (“FINRA”) for a change in the Company’s name to Premier Air Charter Holdings Inc. and a change in its trading symbol to “PREM”. The name change and symbol change will become effective at the opening of trading on June 2, 2025. The Company’s common stock will continue to be quoted on the OTC Markets.

The name change reflects the Company’s strategic focus on its air charter operations and aligns with its ongoing business objectives. No changes to the Company’s capital structure or CUSIP number have occurred as a result of this name and symbol change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Air Charter Holdings Inc.

Date: June 2, 2025	By:	/s/ Sandra J. DiCocco Bonar
	Name:	Sandra J. DiCocco Bonar
	Title:	Chief Executive Officer

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